EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY


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                           SUBSIDIARIES OF THE COMPANY


     1.   Right Associates Government Services, Inc., a Virginia corporation

     2.   Right Associates Acquisition Co., a Delaware corporation

     3.   Conviction Right France, SA, a French corporation

     4.   Right Associates (Belgium), Inc., a Delaware corporation

     5.   Right Associates (France), Inc., a Delaware corporation

     6.   Right Associates & Co., SNC, a Belgium corporation

     7.   Right Human Resources, Inc., a Canadian corporation

     8.   Right Associates, Ltd., a U.K. corporation

     9.   Right Associates, Inc., a Delaware corporation

     10.  Right Associates License, Inc., a Delaware corporation

     11.  R.M.C. & Co., SNC, a Belgium corporation

     12.  The THinc Consulting Group International (U.K.), Ltd., a U.K.
          corporation

     13.  People Tech Consulting Corporation, a Delaware corporation

     14.  People Tech Consulting, Ltd., a Canadian corporation

     15.  Pro Transition, Inc., a Canadian corporation

     16.  Chapel Stowell, Inc., an Oregon corporation

     17.  Cavendish Partners Ltd., a U.K. corporation

     18.  Right D & A Pty. Ltd. (51% ownership), an Australian corporation